                                                              Sub-Item 77 Q1 (e)

                                AMENDMENT NO. 16
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of May 23, 2011, amends the Master Investment Advisory Agreement (the "Agreement") dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                              W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to (i) reduce permanently the advisory fee payable by Invesco Charter Fund, effective May 23, 2011, and (ii) remove the following series portfolios: Invesco Large Cap Basic Value Fund and Invesco Large Cap Growth Fund;

    NOW, THEREFORE, the parties agree that:

1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

                                        EFFECTIVE DATE OF
NAME OF FUND                            ADVISORY AGREEMENT
---------------------------------   -------------------------
Invesco Capital Development Fund           June 1, 2000
Invesco Charter Fund                       June 1, 2000
Invesco Constellation Fund                 June 1, 2000
Invesco Disciplined Equity Fund            July 14, 2009
Invesco Diversified Dividend Fund        December 28, 2001
Invesco Summit Fund                       April 30, 2008

                                   APPENDIX B

                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                        INVESCO CAPITAL DEVELOPMENT FUND

NET ASSETS                                                           ANNUAL RATE
-----------------                                                    -----------
First $350 million                                                   0.75%
Over $350 million                                                    0.625%

                              INVESCO CHARTER FUND

NET ASSETS                                                           ANNUAL RATE
-----------------                                                    -----------
First $250 million                                                   0.695%
Next $4.05 billion                                                   0.615%
Next $3.9 billion                                                    0.57%
Next $1.8 billion                                                    0.545%
Over $10 billion                                                     0.52%

                           INVESCO CONSTELLATION FUND

NET ASSETS                                                           ANNUAL RATE
-----------------                                                    -----------
First $150 million                                                   0.80%
Over $150 million                                                    0.625%

                        INVESCO DISCIPLINED EQUITY FUND

NET ASSETS                                                          ANNUAL RATE
-----------------                                                    -----------
First $250 million                                                  0.695%
Next $250 million                                                   0.67%
Next $500 million                                                   0.645%
Next $1.5 billion                                                   0.62%
Next $2.5 billion                                                   0.595%
Next $2.5 billion                                                   0.57%
Next $2.5 billion                                                   0.545%
Over $10 billion                                                    0.52%

                       INVESCO DIVERSIFIED DIVIDEND FUND

NET ASSETS                                                           ANNUAL RATE
-----------------                                                    -----------
First $350 million                                                   0.60%
Next $350 million                                                    0.55%
Next $1.3 billion                                                    0.50%
Next $2 billion                                                      0.45%
Next $2 billion                                                      0.40%
Next $2 billion                                                      0.375%
Over $8 billion                                                      0.35%

                              INVESCO SUMMIT FUND

NET ASSETS                                                           ANNUAL RATE
-----------------                                                    -----------
First $10 million                                                    1.00%
Over $10 million up to and including $150 million                    0.75%
Over $150 million                                                    0.625%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                             AIM EQUITY FUNDS
                                                       (INVESCO EQUITY FUNDS)

Attest:  /s/ Stephen R. Rimes               By: /s/ John M. Zerr
         ------------------------               ----------------------------
         Assistant Secretary                    John M. Zerr
                                                Senior Vice President

(SEAL)
                                                INVESCO ADVISERS, INC.

Attest:  /s/ Stephen R. Rimes               By: /s/ John M. Zerr
         ------------------------               ----------------------------
         Assistant Secretary                    John M. Zerr
                                                Senior Vice President
(SEAL)